RESULTS OF SHAREHOLDER MEETING
PHOENIX INVESTMENT TRUST 06
October 31, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Investment Trust 06 (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

1.	To elect eleven Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected (Proposal 1).

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts (Proposal 7).


Number of Eligible Units Voted:

                 For                 Against

1.	Election of Trustees

E. Virgil Conway..................	175,767,377		6,542,981
Harry Dalzell-Payne...............	175,627,648		6,682,709
Daniel T. Geraci..............	175,755,516		6,554,842
Francis E. Jeffries.................	175,709,480		6,600,878
Leroy Keith, Jr..................	175,778,170		6,532,188
Marilyn E. LaMarche..............	175,733,994		6,576,364
Philip R. McLoughlin...............	175,700,043		6,641,315
Geraldine M. McNamara..............	175,814,618		6,495,739
James M. Oates.....................	175,772,746		6,537,612
Richard E. Segerson..................	175,771,918		6,538,440
Ferdinand L. J. Verdonck.............	175,762,282		6,548,076

     For            Against              Abstain


2.	To ratify the appointment of
PricewaterhouseCoopers LLC as the independent
    registered public accounting firm..
......174,777,040    2,587,198               4,946,119



RESULTS OF SHAREHOLDER MEETING
PHOENIX ALL-CAP GROWTH FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix All-Cap Growth Fund (the "Fund"), a series of Phoenix Investment Trust 06 (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the investment objective Funds from fundamental to non-fundamental
(Proposal 6).

Number of Eligible Units Voted:

For	              Against           Abstain	        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
    or to modify subadvisory agreements without shareholder approval

..3,174,714          233,380          183,280                1,017,274

2.	Amendment of fundamental restrictions of the
Fund with respect to loans

..3,148,496          254,025           188,854               1,017,274

3.	To reclassify the investment objective of the
    investment objective Funds from fundamental to non-fundamental

..3,121,555         277,090           192,730               1,017,274






RESULTS OF SHAREHOLDER MEETING
PHOENIX NIFTY FIFTY FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Nifty Fifty Fund
(the "Fund"), a series
of Phoenix Investment Trust 06 (the "Trust") held on November 21,
 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the investment objective Funds from fundamental to non-fundamental (Proposal 6).

Number of Eligible Units Voted:

For	              Against	           Abstain        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
    or to modify subadvisory agreements without shareholder approval

..774,844            52,943               43,388                510,464

2.	Amendment of fundamental restrictions of the
Fund with respect to loans

778,516             49,691              42,968                510,464

3.	To reclassify the investment objective of the
    investment objective Funds from fundamental to non-fundamental

..769,153            53,976              48,045                 510,464








RESULTS OF SHAREHOLDER MEETING
PHOENIX SMALL-CAP GROWTH FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Small-Cap Growth Fund (the "Fund"), a series of Phoenix Investment Trust 06 (the "Trust") held on
November 21, 2006,
shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel,
Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the investment objective Funds from fundamental to non-fundamental
(Proposal 6).

Number of Eligible Units Voted:

For	              Against	           Abstain        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
    or to modify subadvisory agreements without shareholder approval

2,332,250          124,617              96,223                  885,718

2.	Amendment of fundamental restrictions of the
Fund with respect to loans

2,325,947           124,947            102,196                  885,718

3.	To reclassify the investment objective of the
    investment objective Funds from fundamental to non-fundamental

2,317,436           132,393             103,261              885,718